Exhibit 99.3

                            JOINT FILERS' SIGNATURES


/s/ Scott A. Arenare                                             04/14/2009
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Warburg Pincus & Co., by Scott A. Arenare (Partner)              Date
Signature of Reporting Person



/s/ Scott A. Arenare                                             04/14/2009
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Warburg Pincus LLC, by Scott A. Arenare (Managing Director)      Date
Signature of Reporting Person



/s/ Scott A. Arenare                                             04/14/2009
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Warburg Pincus Partners, LLC, by Warburg Pincus & Co.            Date
(Mnaging Member), by Scott A. Arenare (Managing Director)
Signature of Reporting Person



/s/ Scott A. Arenare                                             04/14/2009
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Charles R. Kaye, by Scott A. Arenare (attorney-in-fact)*         Date
Signature of Reporting Person



/s/ Scott A. Arenare                                             04/14/2009
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Joseph P. Landy, by Scott A. Arenare (attorney-in-fact)**        Date
Signature of Reporting Person



* The Power of Attorney given by Mr. Kaye was previously filed as Exhibit
24.2 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.

** The Power of Attorney given by Mr. Landy was previously filed as Exhibit
24.1 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.